Invoice No DB 22007330 **A/c No** [***]
Invoice Date 28 June 2022

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC Master
Masterworks Gallery LLC as age
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

EXPORT PAYMENT SCHEDULE • DETAIL

Sale No 20663 **Sale Title** 20th/21st Century: London Evening Sale **Sale Date** 28 June 2022

Lot	Description	Transaction	Due Date	Amount
71	ALBERT OEHLEN (B. 1954) *Untitled (22/87)* signed and dated 'A. Oehlen 87' (lower right) oil on canvas	Extended Terms	26 Oct 2022	1,491,476.25

Total Amount Due **£ 1,491,476.25**

Notes

01987321

Invoice No	DB 22007330	**A/c No**	[***]
Invoice Date	28 June 2022		

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC Master
Masterworks Gallery LLC as age
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

EXPORT PAYMENT SCHEDULE • SUMMARY

Sale No 20663 **Sale Title** 20th/21st Century: London Evening Sale **Sale Date** 28 June 2022

Instalment	Due Date	Amount
Payment Due	26 Oct 2022	1,491,476.25
	Total Amount Due	**£ 1,491,476.25**

Notes

01987321